                                                                   EXHIBIT 11.01


              AMERICAN VANTAGE COMPANIES AND SUBSIDIARIES

              SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT

              THREE MONTHS ENDED APRIL 30, 1997 AND 1996


                                                            1997              1996
                                                        -----------       -----------
                        PRIMARY:

Net income                                              $ 1,162,000       $ 1,129,000
                                                        ===========       ===========

Weighted average number of common shares
  outstanding during the period                          14,868,000        14,368,000

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants that are in the money                      1,302,000         1,907,000
                                                        -----------       -----------

Weighted average number of shares used in
  calculation of primary income per share                16,170,000        16,275,000
                                                        ===========       ===========

PRIMARY EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                             $      0.07       $      0.07
                                                        ===========       ===========

                        FULLY DILUTED:

Net income                                              $ 1,162,000       $ 1,129,000
                                                        ===========       ===========

Weighted average number of common shares
  outstanding during the year                            14,868,000        14,368,000

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants that are in the money                      1,161,000         1,350,000
                                                        -----------       -----------

Weighted average number of shares used in
  calculation of fully diluted income per share          16,029,000        15,718,000
                                                        ===========       ===========

FULLY DILUTED EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                             $      0.07       $      0.07
                                                        ===========       ===========

NOTE: Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated Statements of Income because the effect is antidilutive or the dilutive effect is less than three percent.

              AMERICAN VANTAGE COMPANIES AND SUBSIDIARIES

              SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT

              NINE MONTHS ENDED APRIL 30, 1997 AND 1996


                                                            1997              1996
                                                        -----------       -----------
                        PRIMARY:

Net income                                              $ 3,237,000       $ 2,797,000
                                                        ===========       ===========

Weighted average number of common shares
  outstanding during the period                          14,868,000        14,368,000

Add:
  Common stock equivalents (determined
    using the "treasury stock" method) representing
    shares issuable upon exercise of options
    and warrants that are in the money                    1,303,000         1,861,000
                                                        -----------       -----------

Weighted average number of shares used in
  calculation of primary income per share                16,171,000        16,229,000
                                                        ===========       ===========

PRIMARY EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                             $      0.20       $      0.17
                                                        ===========       ===========

                        FULLY DILUTED:

Net income                                              $ 3,237,000       $ 2,797,000
                                                        ===========       ===========

Weighted average number of common shares
  outstanding during the year                            14,868,000        14,368,000

Add:
  Common stock equivalents (determined
    using the "treasury stock" method) representing
    shares issuable upon exercise of options
    and warrants that are in the money                    1,373,000         1,899,000
                                                        -----------       -----------

Weighted average number of shares used in
  calculation of fully diluted income per share          16,241,000        16,267,000
                                                        ===========       ===========

FULLY DILUTED EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                             $      0.20       $      0.17
                                                        ===========       ===========


NOTE: Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated Statements of Income because the effect is antidilutive or the dilutive effect is less than three percent.